  EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS
of
Bio-Matrix Scientific Group, Inc.

A Delaware Corporation
(Effective as of April 16, 2020)

___________________________

ARTICLE 1
CERTAIN DEFINITIONS

1.1 Definitions. As used in these Bylaws, unless the context otherwise requires, the term:

a.
“Assistant Secretary” means an Assistant Secretary of the Corporation.

b.
“Assistant Principal Financial Officer” means an Assistant Principal Financial Officer of the Corporation.

c.
“Board” means the Board of Directors of the Corporation.

d.
“Bylaws” means these Amended and Restated Bylaws of the Corporation, as they may be further amended from time to time.

e.
“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as it may be amended, supplemented or restated from time to time.

f.
“Chief Executive Officer” means Chief Executive Officer of the Corporation.

g.
“Chairman” means the Chairman of the Board of Directors of the Corporation.

h.
“Corporation” means Bio-Matrix Scientific Group, Inc.

i.
“Directors” means the directors of the Corporation.

j.
“Entire Board” means the total number of then-authorized directors of the Corporation.

k.
“General Corporation Law” means Title 8, Chapter 1, of the Delaware Statutes (otherwise known as the General Corporation Law of the State of Delaware), as amended from time to time, together with any corresponding provisions of succeeding law.

l.
“Office of the Corporation” means the principal executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

m.
“President” means the President of the Corporation.

n.
“Secretary” means the Secretary of the Corporation.

o.
“Stockholders” means stockholders of record of the Corporation.

p.
“Principal Financial Officer” means the Principal Financial Officer of the Corporation.

q.
“Vice President” means a Vice President of the Corporation.

ARTICLE 2
STOCKHOLDERS

2.1 Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time or stated in the notice of the meeting or duly executed waivers thereof. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the General Corporation Law.

2.2 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other business may be transacted at the annual meeting.

2.3 Special Meetings. Special meetings of Stockholders may be called at any time by the Entire Board, at the request of any two or more Directors or the Chief Executive Officer, and, in addition, shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary at the request in writing of Stockholders owning not less than ten percent (10%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, shall be called at the request of Stockholders holding not less than twenty-five percent (25%) of all shares of the Corporation entitled to vote). Such request shall state the purposes of the proposed meeting. The Directors shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the related notice.

2.4 Fixing Record Date. The Board may fix a record date for the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Certificate of Incorporation, to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action. Any such record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and, unless otherwise required by applicable law, shall not be (x) in the case of clause (a)(i) above, more than 60 nor less than 10 days before the date of such meeting (unless applicable law permits such a record date to be less than 10 days before the date of such meeting, in which case the Board may fix a record date in accordance with applicable law), (y) in the case of clause (a)(ii) above, more than 10 days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(iii) or (b) above, more than 60 days prior to such action. If no such record date is fixed, then:

2.4.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day immediately prior to the day on which notice is given, or, if notice is waived, at the close of business on the day immediately prior to the day on which the meeting is held;

2.4.2 the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a written consent signed by a Stockholder and setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

2.4.3 Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 9). If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action

2.4.4 the record date for determining Stockholders for any purpose other than those specified in Sections 2.4.1, 2.4.2, and 2.4.3 shall be at the close of business on the day on which the Board adopts the resolution authorizing the subject corporate action. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose, or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, notice of any meeting shall be given to each Stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Notice may be mailed or, to the fullest extent permitted by law, given by electronic transmission if the stockholder consents and no revocation of that consent has been given. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his, her, or its address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If sent by electronic transmission, notice to a Stockholder shall be deemed to be given if by (i) telecopy (facsimile), when directed to a number at which the Stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice, (iii) a posting on an electronic network together with a separate notice to the Stockholder of the specific posting, upon the later of (A) such posting and (B) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the Stockholder. Any meeting of Stockholders, whether annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6 Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation, or these Bylaws.

2.7 List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder’s agent, or attorney, upon request, at the Stockholder’s expense, for any purpose germane to the meeting, or any other lawful purpose, for a period of at least 10 days prior to the meeting, during ordinary business hours at the Office of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders, or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, at each meeting of Stockholders, the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. If a quorum is present when a duly called or held meeting is convened, the Stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of Stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

2.9 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters (except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange, or listing service applicable to the Corporation, applicable law, or pursuant to any rules or regulations applicable to the Corporation or its securities) shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon; provided, however, that at all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect each Director; and provided, further, that at all meetings of Stockholders at which a determination of when, or with what frequency, any votes (advisory or otherwise) may be taken on matters relating to executive compensation, such determination shall be made by reference to a plurality of the votes cast. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it expressly states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a state court of the State of Delaware, upon application by a Stockholder, shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11 Conduct of Meetings; Organization. Subject to Section 2.12 through 2.14 of these Bylaws, the Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Unless another officer is designated by the Board, at each meeting of Stockholders, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, the Chairman, or if there is no Chairman, or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting (subject to the requirements of Sections 2.12 and 2.13 of these Bylaws); (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, are present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting, subject, however, to the following provisions:

2.12.1 At any annual meeting of Stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual meeting by a Stockholder in accordance with these Bylaws. For nominations of persons for election to the Board or proposals of other business to be properly requested by a Stockholder to be made at an annual meeting, a Stockholder must (i) be a Stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a Stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of Stockholders.

2.12.2 At any special meeting of Stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board. In this regard, Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that Directors shall be elected at such meeting, by any Stockholder who (i) is a Stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a Stockholder to make nominations or other business proposals before a special meeting of Stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

2.12.3 Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presiding person at the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

2.13 Advance Notice of Stockholder Business and Nominations.

2.13.1 Without qualification or limitation, but subject to Section 2.13.3(d) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 2.12.1 of these Bylaws, the Stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a Stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of Directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.13.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a Stockholder’s notice must further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

2.13.2 Subject to Section 2.13.3(d) of these Bylaws, in the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any Stockholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the Stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary. In order to be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a Stockholder’s notice as described above.

In addition, to be timely, a Stockholder’s notice must further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

2.13.3 To be in proper form, a Stockholder’s notice (whether given pursuant to Section 2.12.1 or 2.12.2 of these Bylaws) to the Secretary must include the following, as applicable.

(a) As to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a Stockholder’s notice must set forth: (i) the name and address of such Stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the Stockholder of record, the beneficial owner, if any, or any affiliates, or associates, or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such Stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Stockholder, and (I) any direct or indirect interest of such Stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a Director or Directors that the Stockholder proposes to bring before the meeting, a Stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such Stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements, and understandings between such Stockholder and beneficial owner, if any, and any other person, or persons (including their names) in connection with the proposal of such business by such Stockholder;

(c) As to each person, if any, whom the Stockholder proposes to nominate for election or reelection to the Board, a Stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) With respect to each person, if any, whom the Stockholder proposes to nominate for election or reelection to the Board, a Stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.

(e) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a regional or national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Notwithstanding the provisions of these Bylaws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12 of these Bylaws.

(g) Nothing in these Bylaws shall be deemed to affect any rights (i) of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock if and to the extent provided for under applicable law, the Certificate of Incorporation, or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any Stockholder, or give any Stockholder the right, to include or have disseminated, or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

2.14 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.13 of these Bylaws ) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

2.15 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested, or by electronic or remote communication) to the Office of the Corporation, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded, or to any other officer or agent designated by the Board. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.15, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
 ARTICLE 3
DIRECTORS

3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation, or these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2 Number; Qualification; Term of Office. The Board shall consist of at least one, and no more than ten directors, and the number of directors may be increased or decreased from time to time by resolution of the Board. As of the date of these Bylaws, the Board shall consist of two (2) directors. Except as provided in Section 3.3, Directors shall be elected at the annual meeting of Stockholders by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Each Director shall hold office until his or her successor is elected and qualified, or until the Director’s earlier death, resignation, disqualification or removal. Directors need not be Stockholders, and need not be residents of the State of Delaware.

3.3 Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law, or the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board for any cause may be filled by the affirmative vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining Director. A Director so elected shall hold office until the expiration of the term of office of the Director whom he or she has replaced, if applicable, or until a successor is elected and qualified, or until the Director’s earlier death, resignation or removal.

3.4 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

3.5 Removal. Except as prohibited by applicable law, or the Certificate of Incorporation, the Stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

3.6 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by resolution of the Board.

3.7 Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer, or the Secretary, or by any two or more Directors on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.10 hereof other than by mail, or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, Chief Executive Officer, or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving as Directors.

3.8 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.9 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.10 Notice Procedure. Subject to Sections 3.7 and 3.11 hereof, whenever under applicable law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telecopy (facsimile) or by other means of electronic transmission such as electronic mail.

3.11 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the Director entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these Bylaws.

3.12 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. If present, the Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.13 Quorum of Directors. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

3.14 Action by Majority Vote. Except as otherwise expressly required by applicable law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.15 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4
COMMITTEES OF THE BOARD

The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE 5
OFFICERS

5.1 Positions. The officers of the Corporation shall include a Chief Executive Officer, a Principal Financial Officer, a Secretary, and such other officers as the Board may elect, including a Chairman, President, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Principal Financial Officers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation, or these Bylaws otherwise provide.

5.2 Election. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.

5.3 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contractual rights of the Corporation, if any. Any officer may be removed at any time, with or without cause by the affirmative vote of the plurality of the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The removal of an officer with or without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contractual rights in favor of such officer.

5.4 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.5 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

5.6 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. Except as otherwise provided in Section 2.11, the Chief Executive Officer shall preside at all meetings of the Stockholders and shall also, if a Director, preside at all meetings of the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of a Chief Executive Officer or President of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board.

5.7 President. The President, if any, shall have such powers and perform such duties as may be specified in these bylaws or prescribed by the Board. If the Chief Executive Officer is absent or disabled, the President shall succeed to the Chief Executive Officer’s powers and duties.

5.8 Vice Presidents. At the request of the Chief Executive Officer or the President, or, in the absence of both the Chief Executive Officer and President, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the Chief Executive Officer or President.

5.9 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board or by the Chief Executive Officer or President.

5.10 Principal Financial Officer. The Principal Financial Officer, who may also be the Chief Financial Officer, shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Principal Financial Officer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Principal Financial Officer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Principal Financial Officer of a corporation and such other duties as may from time to time be assigned to the Principal Financial Officer by resolution of the Board or by the Chief Executive Officer.

5.11 Assistant Secretaries and Assistant Principal Financial Officers. Assistant Secretaries and Assistant Principal Financial Officers shall perform such duties as shall be assigned to them by the Secretary or by the Chief Financial Officer, respectively, or by resolution of the Board or by the Chief Executive Officer.

ARTICLE 6
CERTAIN LITIGATION MATTERS

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 6.

6.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any claim or counterclaim, including without limitation (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 6.

6.2 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE 7
GENERAL PROVISIONS

7.1 Certificates Representing Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under applicable law. Every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, or the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or the Principal Financial Officer or an Assistant Principal Financial Officer, certifying the number of shares owned by such Stockholder in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

7.2 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

7.5 Counting Time. For all purposes of these Bylaws, whenever reference is made herein to a “day” or “days,” such reference shall mean a calendar day. In addition, unless the General Corporation Law specifically requires otherwise, any and all weekend days shall also be considered days for purposes of these Bylaws. Notwithstanding the foregoing, if a due date for a particular action or a date for a meeting of the Board or members would otherwise fall on a federal or State of Delaware holiday, or weekend day, such due date or date for such meeting shall instead fall on the next business day.

7.6 Seal. The Board may provide for a corporate seal, in which case such corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.7 Amendments. These Bylaws may be adopted, amended, or repealed by the stockholders entitled to vote or the Board of Directors; and, provided further, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article 2 of these Bylaws except as otherwise required by law. The fact that such power has been so conferred upon the Board of Directors will not divest the stockholders of the power, nor limit their power to adopt, amend, or repeal Bylaws.

7.8 Fiscal Year. The Corporation’s fiscal year shall end on July 31 of each year.

Date of Adoption: April 16, 2020

By Resolution of the Board of Directors of

Bio-Matrix Scientific Group, Inc.

 /s/ Mike Witherill
Mike Witherill
Secretary

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